CONSENT AND REPORT OF INDEPENDENT CERTIFIED

                               PUBLIC ACCOUNTANT

The Boards of Directors and Stockholders
FiberCore, Inc. and Subsidiaries

We hereby consent to the use in this Registration Statement of our report dated July 29, 1996, relating to the consolidated financial statements of FiberCore Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts", in the Prospectus.


                                             MOTTLE McGRATH BRANEY & FLYNN, P.C.

Worcester, Massachusetts
August 9, 1996